[GRAPHIC] ALAMOSA                                       News Release
          PERSONAL COMMUNICATIONS SERVICE

Contact:  Jon D. Drake
          Director of Investor Relations
          Alamosa Holdings, Inc.
          806-722-1455
          jdrake@alamosapcs.com

Alamosa Reports First Quarter 2003 Results


             Alamosa Reports First Quarter 2003 Financial Results

First Quarter Highlights:

o Subscribers increased by approximately 31,000 to approximately 653,000 total subscribers
o  Customer churn decreased to approximately 3.0 percent
o  EBITDA totaled $17.1 million
o  Net loss for the first quarter was $30.5 million or $0.33 per share
o Available funding was approximately $115.1 million, including approximately $80.2 million in cash and cash equivalents, approximately $9.9 million of restricted cash in escrow accounts for bond interest payments, and $25.0 million in an undrawn bank facility, subject to certain restrictions.
o  Fixed asset additions totaled $9.1 million

LUBBOCK, Texas (May 15, 2003) - Alamosa Holdings, Inc. (OTCBB: ALMO), the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE:
FON, PCS), which operates the largest all-digital, all-CDMA Third-Generation
(3G) wireless network in the United States, today reported financial results for the first quarter ended March 31, 2003. The Company reported $17.1 million of EBITDA for the first quarter of 2003 versus $3.1 million in the first quarter of 2002. As previously disclosed in a press release on April 14, 2003, the Company reported approximately 31,000 net new subscribers during the first quarter of 2003, bringing total subscribers to approximately 653,000 at March 31, 2003. Customer churn was approximately 3.0 percent for the first quarter of 2003, down from 3.4 percent in the fourth quarter of 2002.

"Once again, we delivered tangible results from operations during the first quarter of 2003 and have moved our company forward in a tough operating environment," stated David E. Sharbutt, Chief Executive Officer of Alamosa Holdings, Inc. "We remained focused on achieving full year positive free cash flow, further demonstrating our ability to operate and execute according to our expectations."

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Alamosa Reports First Quarter 2003 Results
Page 2
May 15, 2003
--------------------------------------------------------------------------------

  FINANCIAL HIGHLIGHTS
  Total revenue for the first quarter was approximately $141.1 million, including subscriber revenue of $104.0 million, roaming revenue of $31.8 million and product sales of $5.3 million. EBITDA was $17.1 million for the first quarter of 2003 compared to $12.1 million for the fourth quarter of 2002 and $3.1 million for the first quarter of 2002. The net loss for the first quarter was $30.5 million or $0.33 per share compared to $25.6 million or $0.27 per share, in the fourth quarter of 2002 and a net loss of $28.1 million or $0.30 per share for the first quarter of 2002.

  At the end of the first quarter of 2003, Alamosa had available funding of approximately $115.1 million. This included approximately $80.2 million of cash and cash equivalents, approximately $9.9 million in restricted cash escrowed for the payment of bond interest, and committed but unused credit facilities at the end of the first quarter of $25.0 million, subject to certain restrictions. Fixed asset additions were approximately $9.1 million for the first quarter of 2003.

------------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF QUARTERLY OPERATING STATISTICS
Metric                                                                 1Q 2003         4Q 2002             1Q 2002
------------------------------------------------------------------------------------------------------------------------------------
Total Customers                                                          653,000              622,000             551,000
Net Additions                                                             31,000               31,000              48,000
EBITDA (in millions)                                                     $17,136              $12,106              $3,109
Avg. Revenue Per User (ARPU) (incl. roaming)                                 $71                  $79                 $76
Avg. Revenue Per User (ARPU) (w/out roaming)                                 $55                  $57                 $59
Churn                                                                       3.0%                 3.4%                3.1%
Cost Per Gross Addition (CPGA)                                              $342 *               $356 *              $334*
Monthly Cash Cost Per User (CCPU)(incl. roaming)                             $46                  $53                 $52
Monthly Cash Cost Per User (CCPU)(w/out roaming)                             $36 *                $39 *               $39 *
Average MOUs Per User (w/out roaming)                                        510                  458                 443
Average MOUs Per User (incl. out roaming)                                    647                  586                 558
Minutes of Use (MOUs) (total system)                               1,313 million        1,150 million         916 million
Roaming Minutes - Inbound                                            340 million          324 million         211 million
Roaming Minutes - Outbound                                           262 million          232 million         182 million
Licensed POPs                                                       15.8 million         15.8 million        15.8 million
Covered POPs                                                        11.8 million         11.8 million        11.5 million
Penetration - Covered POPs                                                  5.5%                 5.3%                4.9%
Number of Cell Sites                                                       1,512                1,509               1,425
------------------------------------------------------------------------------------------------------------------------------------

* -The Company changed its reporting of retention costs for customer handset upgrades from cost per gross addition (CPGA) to cash cost per user
(CCPU) during the first quarter of 2003, affecting its reported CPGA and CCPU. The Company is also providing originally reported metrics for the previous four quarters of 2002 and the current quarter before reclassification, for comparison purposes (see table below).

------------------------------------------------------------------------------------------------------------------------------------
Before reclassification                          Q1 2002          Q2 2002          Q3 2002          Q4 2002          Q1 2003
------------------------------------------------------------------------------------------------------------------------------------
   CCPU                                       $         38      $         39    $       41      $        36      $         34
------------------------------------------------------------------------------------------------------------------------------------
   CPGA                                       $        340      $        402    $      441      $       403      $        385
------------------------------------------------------------------------------------------------------------------------------------
Handset upgrade cost reclassified                  $    .6          $    2.0       $   3.1         $    4.6          $    3.9
(millions)
------------------------------------------------------------------------------------------------------------------------------------


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Alamosa Reports First Quarter 2003 Results
Page 3
May 15, 2003
--------------------------------------------------------------------------------

BUSINESS OUTLOOK
Alamosa maintains the following business outlook for 2003 which may be materially affected by competitive conditions, continued development and acceptance of new 3G products and services, changes in pricing plans as well as general economic conditions, among other things:

    o  Full year 2003 EBITDA of approximately $80 million
    o Free cash flow positive for the full year of 2003, excluding cash interest to be paid out of escrow
    o  Capital expenditures of $40-50 million
    o Penetration of Alamosa markets to be in the range of 6.2 to 6.5 percent by year-end 2003
    o  Churn averaging 3.0% for the year of 2003

CONFERENCE CALL AND REPLAY
Alamosa has scheduled a conference call for May 16, 2003 at 9:00 a.m.
Eastern Time (8:00 a.m. Central Time). To participate in the call, dial 913-981-4900 at least ten minutes before the call begins and ask for the Alamosa conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company's Web site at www.alamosapcs.com or www.companyboardroom.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, an audio archive will be available shortly after the call on the company's website at www.alamosapcs.com or www.companyboardroom.com for approximately 30 days. A telephonic replay of the conference call will be available until 8:00 pm Eastern Time on Friday, May 23, 2003, and may be accessed by calling 719-457-0820 and using the passcode 121146.

ABOUT ALAMOSA
Alamosa Holdings, Inc. is the largest PCS Affiliate of Sprint based on number of subscribers. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of 15.8 million residents.

ABOUT SPRINT
Sprint operates the largest, 100-percent digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of

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Alamosa Reports First Quarter 2003 Results
Page 4
May 15, 2003
--------------------------------------------------------------------------------

Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $27 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

FORWARD LOOKING STATEMENTS
Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2002 and in subsequent filings with the Securities and Exchange Commission.

Definitions of Operating and Non-GAAP Financial Measures

We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect industry conventions or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. The Non-GAAP financial measures and other operating metrics used in this document include the following:

   o Earnings before interest, taxes, depreciation and amortization
     ("EBITDA") are defined as net income (loss) plus net interest expense, depreciation expense, amortization expense and other non-cash expense items. EBITDA is a measure used by the investment community for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.

   o Free cash flow is defined as EBITDA less net cash requirements for capital expenditures and debt service requirements.

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Alamosa Reports First Quarter 2003 Results
Page 5
May 15, 2003
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    o   Average  monthly  revenue per user ("ARPU") is a measure used to determine the monthly subscriber revenue earned for subscribers based in our territory. This measure is determined based on subscriber revenues in our consolidated statement of operations and our average subscribers during the period.

    o Cash cost per user ("CCPU") is a measure of the costs to operate our business on a per user basis consisting of costs of service and operations and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers. These costs are allocated across average subscribers during the period to calculate this measure.

    o Customer churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate churn based on the number of subscribers deactivated (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average subscriber base during the period.

    o Cost per gross addition ("CPGA") is used to measure the costs incurred to add new subscribers in our territory. This measure includes handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs and is calculated based on product sales revenue, cost of products sold and selling and marketing expenses in our consolidated statement of operations net of handset subsidies on equipment sold to existing subscribers allocated over the total number of subscribers activated in our territory during the period.

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Alamosa Reports First Quarter 2003 Results
Page 6
May 15, 2003
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

                            ALAMOSA HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
               (dollars in thousands, except per share amounts)

                                                                                                2003                 2002
                                                                                        ----------------       ---------------
        Revenues:
           Subscriber revenue                                                           $        104,024       $        93,498
           Roaming revenues                                                                       31,790                26,568
                                                                                        ----------------       ---------------

           Service revenues                                                                      135,814               120,066
           Product sales                                                                           5,294                 8,321
                                                                                        ----------------       ---------------
           Total revenue                                                                         141,108               128,387
                                                                                        ----------------       ---------------
        Costs and expenses:
           Cost of service and operations                                                         79,317                78,529
           Cost of products sold                                                                  12,844                14,117
           Selling and marketing                                                                  28,146                28,897
           General and administrative expenses                                                     3,665                 3,735
           Depreciation and amortization                                                          26,882                24,863
           Loss on disposal of property and equipment                                                360                    --
           Non-cash compensation                                                                      41                    --
                                                                                        ----------------       ---------------
           Total costs and expenses                                                              151,255               150,141

        Loss from operations                                                                     (10,147)              (21,754)
        Interest and other income                                                                   385                  1,333
        Interest expense                                                                         (26,537)              (24,854)
                                                                                       -----------------        ---------------

           Net loss before income tax benefit and
           extraordinary item                                                                    (36,299)              (45,275)

        Income tax benefit                                                                         5,768                17,142
                                                                                        ----------------       ---------------

           Net loss                                                                     $        (30,531)      $       (28,133)
                                                                                        ================       ===============

           Net loss                                                                     $          (0.33)      $         (0.30)
                                                                                        ================       ===============

        Weighted average common shares outstanding,
           basic and diluted                                                                  93,504,925            92,832,354
                                                                                        ================       ===============


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Alamosa Reports First Quarter 2003 Results
Page 7
May 15, 2003
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
                                                                       ALAMOSA HOLDINGS, INC.
                                                                    CONSOLIDATED BALANCE SHEETS
                                                          (dollars in thousands, except share information)

                                                                                   March 31,                December 31,
                                                                                      2003                      2002
                                                                                -----------------         ---------------
                                                                                   (unaudited)
      ASSETS
      Current assets:
        Cash and cash equivalents                                               $          80,221         $        61,737
        Restricted cash                                                                     9,921                  34,725
        Customer accounts receivable, net                                                  23,977                  27,926
        Receivable from Sprint                                                             18,958                  30,322
        Interest receivable                                                                   135                     973
        Inventory                                                                           5,135                   7,410
        Prepaid expenses and other assets                                                   8,401                   7,239
        Deferred customer acquisition costs                                                 7,945                   7,312
        Deferred tax asset                                                                  5,988                   5,988
                                                                                -----------------         ---------------
           Total current assets                                                           160,681                 183,632

        Property and equipment, net                                                       450,839                 458,946
        Debt issuance costs, net                                                           32,136                  33,351
        Intangible assets, net                                                            478,404                 488,421
        Other noncurrent assets                                                             7,937                   7,802
                                                                                -----------------         ---------------
           Total assets                                                         $       1,129,997         $     1,172,152
                                                                                =================         ===============

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities:
        Accounts Payable                                                        $          22,052        $         27,203
        Accrued Expenses                                                                   36,475                  34,903
          Payable to Sprint                                                                24,926                  24,649
        Interest payable                                                                    9,174                  22,242
        Deferred revenue                                                                   20,888                  18,901
        Current installments of capital leases                                              1,050                   1,064
                                                                                -----------------         ---------------
           Total current liabilities                                                      114,565                 128,962
                                                                                -----------------         ---------------
      Long term liabilities:
        Capital lease obligations                                                           1,159                   1,355
        Other noncurrent liabilities                                                       10,356                  10,641
        Deferred tax liability                                                             22,041                  27,694
        Senior secured debt                                                               200,000                 200,000
        12 7/8% senior discount notes                                                     277,414                 268,862
        12 1/2% senior notes                                                              250,000                 250,000
        13 5/8% senior notes                                                              150,000                 150,000
                                                                                -----------------         ---------------

           Total long term liabilities                                                    910,970                 908,552

           Total liabilities                                                            1,025,535               1,037,514
                                                                                -----------------         ---------------

      Commitments and contingencies                                                            --                      --

      Stockholders' equity:
        Preferred stock, $.01 par value; 10,000,000 shares authorized; no
           shares issued                                                                       --                      --
        Common stock, $.01 par value; 290,000,000 shares authorized,
           94,545,963 and 94,171,938 shares issued and outstanding, respectively              945                     942
        Additional paid-in capital                                                        800,383                 800,260
        Accumulated deficit                                                              (695,251)               (664,720)
        Unearned compensation                                                                (253)                   (294)
        Accumulated other comprehensive loss, net of tax                                   (1,362)                 (1,550)
                                                                                -----------------         ---------------

           Total stockholders' equity                                                     104,462                 134,638
                                                                                -----------------         ---------------

           Total liabilities and stockholders' equity                           $       1,129,997         $     1,172,152
                                                                                =================         ===============


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Alamosa Reports First Quarter 2003 Results
Page 8
May 15, 2003
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


                                                                    ALAMOSA HOLDINGS, INC.
                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                         (UNAUDITED)
                                                                    (dollars in thousands)

                                                                             For the three months ended March 31,
                                                                        ----------------------------------------
                                                                              2003                      2002
                                                                        ---------------              -----------

      Cash flows from operating activities:
      Net loss                                                          $    (30,531)                $   (28,133)
      Adjustments to reconcile net loss to net cash provided by
         (used in) operating activities:
         Non-cash compensation                                                    41                          --
         Provision for bad debts                                               6,500                       8,200
         Non-cash interest benefit on derivative instruments                    (114)                       (206)
         Depreciation and amortization of property and equipment              16,865                      14,931
         Amortization of intangible assets                                    10,017                       9,932
         Amortization of financing costs included in interest                  1,116                       1,038
      expense
         Amortization of discounted interest                                      99                          99
         Deferred tax benefit                                                 (5,768)                    (17,142)
         Interest accreted on discount notes                                   8,552                       7,546
         Loss on disposal of property and equipment                              360                          --
         Increase (decrease) in:
            Receivables                                                        9,651                     (10,440)
            Inventory                                                          2,275                        (364)
            Prepaid expenses and other assets                                 (1,930)                     (3,360)
         Decrease in:
            Accounts payable and accrued expenses                            (13,011)                    (14,771)
                                                                        ------------                 -----------

            Net cash provided by (used in) operating activities                4,122                     (32,670)

      Cash flows from investing activities:
         Proceeds from sale of assets                                             19                         329
         Purchases of property and equipment                                 (10,377)                    (30,657)
         Other                                                                    --                        (205)
                                                                        ------------                 -----------

            Net cash used in investing activities                            (10,358)                    (30,533)
                                                                        ------------                 -----------

      Cash flows from financing activities:
         Borrowings under senior secured debt                                     --                      12,838
         Shares issued to employee stock purchase plan                           126                         401
         Payments on capital leases                                             (210)                       (165)
         Change in restricted cash                                            24,804                      23,236
                                                                        ------------                 -----------

            Net cash provided by financing activities                         24,720                      36,310
                                                                        ------------                 -----------

      Net increase (decrease) in cash and cash equivalents                    18,484                     (26,893)
      Cash and cash equivalents at beginning of period                        61,737                     104,672
                                                                        ------------                 -----------

      Cash and cash equivalents at end of period                        $     80,221                 $    77,779
                                                                        ============                 ===========

      Supplemental disclosure of non-cash financing and
         investing activities:
         Capitalized lease obligations incurred                         $         --                 $       365
         Change in accounts payable for purchases of
            property and equipment                                      $     (1,240)                $   (14,415)



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Alamosa Reports First Quarter 2003 Results
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May 15, 2003
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


                                                                    Alamosa Holdings, Inc.
                                           Computation of EBITDA and Reconciliation of Non-GAAP Liquidity Measures
                                                                         (Unaudited)
                                                                        (In thousands)


                                                            Three months ended                                Three months ended
                                                                 March 31,                                        December 31,
                                            ------------------------------------------------------------      -------------------
                                                          2003                          2002                           2002
                                            ------------------------------------------------------------      -------------------
Loss from operations                        $                    (10,147)       $                (21,754)     $           (14,802)
      Depreciation & Amortization                                 26,882                          24,863                   27,017
      Loss on Disposal of property
           and equipment                                             360                              --                       --
      Non-cash compensation                                           41                              --                       29
      Impairment of property
           and equipment                                              --                              --                     (138)

                                            ----------------------------        ------------------------       ------------------
EBITDA                                                            17,136        $                  3,109                   12,106
      Provision for bad debts                                      6,500                           8,200                    7,520
           Non-cash interest items                                 9,653                           8,477                    9,460
      Interest expense, net                                      (26,152)                        (23,521)                 (25,454)
Working capital changes                                           (3,015)                        (28,935)                  11,374
                                            ----------------------------        ------------------------       ------------------
Cash Flow from operating
      activities                            $                      4,122        $                (32,670)      $           15,006
                                            ============================        ========================       ==================

                                     ####